UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 31, 2013

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	20-3502861
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.

Entry into a Material Definitive Agreement.

Item 2.01.

Completion of Acquisition or Disposition of Assets.

On July 31, 2013, Fidelity National Financial, Inc. (“FNF”) exercised its previously disclosed option to purchase an additional 8% interest in Ecosphere Energy Services, LLC (“EES”) from Ecosphere Technologies, Inc. (“ETI”) for $4 million.  As a result, ETI and FNF now own 31% and 39% of EES, respectively.  Additionally, ETI granted FNF an option to acquire an additional 12% interest in EES for $6 million by the end of 2013.

ETI presently owns 100% of all the transferable fields of use that are non energy related including the rights to manufacture its patented systems. Examples include municipal water treatment both in waste and drinking water, industrial applications such as beverage manufacturing and beverage manufacturing waste, and all industrial processes for both inbound water purification and all outbound wastewater purification. A complete list of the applications for this patented technology is shown below. While the value of these important licensing markets do not show on ETI’s financial statements due to GAAP accounting, ETI believes it is important that investors and potential customers understand that at this time ETI owns 100% of the present and future value of these markets and applications which use traditional chemicals to treat water.

In the future, ETI may execute a similar strategy as it did with FNF to inject seed capital to grow any or all of each vertical market in the U.S. or any country and or city of the world that the patented Ozonix technology can be used to treat water in.

ETI’s Founder has assigned to ETI the unconditional rights to use the Ozonix™ technology globally for the patents ETI has received as well as the pending patents in the U.S. and globally for the Ozonix process. ETI is focusing its efforts on capitalizing one or more verticals at this time, while at the same time assisting EES in expanding its business and licensing opportunities. The vertical markets include but are not limited to the following industries below:

OZONIX® INDUSTRIES	OZONIX® SUB-APPLICATIONS
Agriculture
Grain Growing/Processing
Landscape Irrigation & Runoff
Sludge Processing
Environmental
Surface Water Treatment
Soil and Groundwater Remediation
Storm and Drainage Water Treatment

Food and Beverage
Aquaculture and fish farming
Breweries
Drinking water
Vineyards
Dairy (butter, cheese)
Livestock Farms & Feedlots (Meat, Poultry, Beef, Hog)
Fruit and vegetable
Sugar

Industrial
Automotive
Pharmaceutical
Biotechnology
Pulp and Paper
Leisure and Water Parks
Textiles
Manufacturing
Microelectronics
Material Waste Management

Mining, Metals and Minerals
Acid Mine Drainage
Metals and Minerals
Mining Process Water Treatment
Tailing Ponds
Leachate and Recovery
Marine
Aquariums
Ballast Wastewater
Marine Process Water
On-Board Grey Water

Public/Private Utilities
Municipal
Sewage

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

	By:	/s/ Dennis McGuire
Dennis McGuire Chief Executive Officer
Date: August 6, 2013